For Immediate Release

SECURE AMERICA AMENDS BYLAWS

Arlington, Virginia – April 7, 2009 – Secure America Acquisition Corporation (NYSE ALTERNEXT US: HLD; HLD-U; HLD-WT) (the “Company”), announced today that its board of directors approved an amendment to the Company’s Bylaws fixing the number of directors that shall constitute the Board at five and requiring approval by the holders of at least 85% of the issued and outstanding shares of common stock of the Company to amend this provision at any time prior to consummation by the Company of a business combination (as described more fully in the Company’s final prospectus, dated October 23, 2007, relating to its initial public offering).

About Secure America Acquisition Corporation

Secure America Acquisition Corporation is a blank check company formed for the purpose of acquiring, or acquiring control of, through a merger, capital stock exchange, asset acquisition or other similar business combination, one or more domestic or international operating businesses in the homeland security industry, but not businesses that design, build or maintain mission-critical facilities.

Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended.  These statements are based on current expectations and are subject to numerous risks, assumptions and uncertainties, many of which change over time and are beyond the Company’s control. Actual results may differ materially from those anticipated in any forward-looking statement and you should not place any undue reliance on such forward-looking statements. More detailed information about the Company and risk factors that may affect the realization of forward-looking statements, including forward-looking statements in this press release, is set forth in the Company’s filings with the Securities and Exchange Commission. The Company urges investors and security holders to read those documents free of charge at the Commission's web site at http://www.sec.gov. Interested parties may also obtain these documents free of charge from the Company. Forward-looking statements speak only as to the date they are made and, except for any obligation under the U.S. federal securities laws, the Company undertakes no obligation to publicly update any forward-looking statement as a result of new information, future events or otherwise.

Contact
C. Thomas McMillen
Chairman and co-CEO
Secure America Acquisition Corporation
(703) 528 7073 x 101